Exhibit 10.27

EMPLOYMENT AGREEMENT

This Employment Agreement is made and entered into effective as of March 9, 2012 (the “Effective Date”), by and between Ohr Pharmaceutical Inc., a Delaware Corporation with a place of business at 489 5th avenue, 28th floor, New York, NY 10017 (the “Company” or “Ohr”) and [___________] of [__________________] (the “Employee”).

WHEREAS, the Company and the Employee entered into an Employment Agreement effective as of April 12, 2010 (the “2010 Employment Agreement”); and

WHEREAS, the Company and the Employee wish to establish new terms, covenants, and conditions for the Employee’s continued employment with the Company through this agreement (“Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1.                  Duties. From and after the Effective Date, and based upon the terms and conditions set forth herein, the Company agrees to employ the Employee and the Employee agrees to be employed by the Company, as the Company’s [____________]. During the Term of this Employment Agreement (as defined in Section 2 below), the Employee agrees to devote substantially all of his working time to the position he holds with the Company and to faithfully, industriously, and to the best of his ability, experience and talent, perform the duties that are assigned to him. The Employee shall observe and abide by the reasonable corporate policies and decisions of the Company in all business matters disclosed to employee.

2.                  Term of this Employment Agreement. Subject to Sections 4 and 5 hereof, the Term of this Employment Agreement shall be for one year period of time commencing on March 9, 2012.

3.                  Compensation. During the Term of this Employment Agreement, the Company shall pay, and the Employee agrees to accept as full consideration for the services to be rendered by the Employee hereunder, compensation consisting of the following:

A.                Salary. Beginning on the first day of the Term of this Employment Agreement, and applied retroactively to January 1, 2012, the Company shall pay the Employee a salary of [__________] Dollars ($[_________]) per year, payable in semi-monthly or monthly installments as requested by the Employee. Further, the Company agrees to review the Employee’s base salary on an annual basis.

B.                 Bonus. The Compensation, Nominating and Governance Committee (the “Committee) of the Board of Directors will, on an annual basis, review the performance of the Company and of the Employee and will pay such bonus, as it deems appropriate, in its discretion, to the Employee based upon such review. Such review and bonus shall be consistent with any bonus plan adopted by the Committee, which covers the executive officers and employees of the Company generally.

C.                Benefits. During the Term of this Employment Agreement, the Employee will receive such employee benefits as are generally available to all employees of the Company.

D.               Stock Options. The Committee of the Board of Directors may, from time-to-time, grant stock options, restricted stock purchase opportunities and such other forms of stock-based incentive compensation as it deems appropriate, in its discretion, to the Employee. The terms of the relevant award agreements shall govern the rights of the Employee and the Company thereunder in the event of any conflict between such agreement and this Employment Agreement.

E.                Expenses. The Company shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder, including expenses for travel, entertainment and similar items, promptly after the presentation by the Employee, from time-to-time, of an itemized account of such expenses.

4.                  Termination.

A.                For Cause. The Company may terminate the employment of the Employee prior to the end of the Term of this Employment Agreement “for cause.” Termination “for cause” shall be defined as a termination by the Company of the employment of the Employee occasioned by the failure by the Employee to cure a willful breach of a material duty imposed on the Employee under this Employment Agreement within 15 days after written notice thereof by the Company or the continuation by the Employee after written notice by the Company of a willful and continued neglect of a duty imposed on the Employee under this Employment Agreement. In the event of termination by the Company “for cause,” all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the Employee.

B.                 Resignation. If the Employee resigns for any reason, all salary, benefits and other payments (except as otherwise provided in paragraph G of this Section 4 below) shall cease at the time such resignation becomes effective. At the time of any such resignation, the Company shall pay the Employee the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above.

C.                Disability, Death. The Company may terminate the employment of the Employee prior to the end of the Term of this Employment Agreement if the Employee has been unable to perform his duties hereunder or a similar job for a continuous period of six (6) months due to a physical or mental condition that, in the opinion of a licensed physician, will be of indefinite duration or is without a reasonable probability of recovery for a period of at least six (6) months. The Employee agrees to submit to an examination by a licensed physician of his choice in order to obtain such opinion, at the request of the Company, made after the Employee has been absent from his place of employment for at least six (6) months. The Company shall pay for any requested examination. However, this provision does not abrogate either the Company’s or the Employee’s rights and obligations pursuant to the Family and Medical Leave Act of 1993, and a termination of employment under this paragraph C shall not be deemed to be a termination for cause.

If during the Term of this Employment Agreement, the Employee dies or his employment is terminated because of his disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall provide such health, dental and similar insurance or benefits as were provided to Employee immediately before his termination by reason of death or disability, to Employee or his family for the longer of twelve (12) months after such termination or the full un-expired Term of this Employment Agreement on the same terms and conditions (including cost) as were applicable before such termination. In addition, for the first six (6) months of disability, the Company shall pay to the Employee the difference, if any, between any cash benefits received by the Employee from a Company-sponsored disability insurance policy and the Employee’s salary hereunder in accordance with paragraph A of Section 3 above. At the time of any such termination, the Company shall pay the Employee, the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above.

Notwithstanding the foregoing, if the Company reasonably determines that any of the benefits described in this paragraph C may not be exempt from federal income tax, then for a period of six (6) months after the date of the Employee’s termination, the Employee shall pay to the Company an amount equal to the stated taxable cost of such coverages. After the expiration of the six-month period, the Employee shall receive from the Company a reimbursement of the amounts paid by the Employee.

D.               Termination without Cause. A termination without cause is a termination of the employment of the Employee by the Company that is not “for cause” and not occasioned by the resignation, death or disability of the Employee. If the Company terminates the employment of the Employee without cause, (whether before the end of the Term of this Employment Agreement or, if the Employee is employed by the Company under paragraph E of this Section 4 below, after the Term of this Employment Agreement has ended) the Company shall, at the time of such termination, pay to the Employee the severance payment provided in paragraph F of this Section 4 below together with the value of any accrued but unused vacation time and the amount of all accrued but previously unpaid base salary through the date of such termination and shall provide him with all of his benefits under paragraph C of Section 3 above for the longer of six (6) months or the full un-expired Term of this Employment Agreement. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above.

If the Company terminates the employment of the Employee because it has ceased to do business or substantially completed the liquidation of its assets or because it has relocated to another city and the Employee has decided not to relocate also, such termination of employment shall be deemed to be without cause.

E.                End of the Term of this Employment Agreement. Except as otherwise provided in paragraphs F and G of this Section 4 below, the Company may terminate the employment of the Employee at the end of the Term of this Employment Agreement without any liability on the part of the Company to the Employee but, if the Employee continues to be an employee of the Company after the Term of this Employment Agreement ends, his employment shall be governed by the terms and conditions of this Agreement, but he shall be an employee at will and his employment may be terminated at any time by either the Company or the Employee without notice and for any reason not prohibited by law or no reason at all. If the Company terminates the employment of the Employee at the end of the Term of this Employment Agreement, the Company shall, at the time of such termination, pay to the Employee the severance payment provided in paragraph F of this Section 4 below together with the value of any accrued but unused vacation time and the amount of all accrued but previously unpaid base salary through the date of such termination. The Company shall promptly reimburse the Employee for the amount of any reasonable expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above.

F.                 Severance. If the employment of the Employee is terminated by the Company, at the end of the Term of this Employment Agreement or, without cause (whether before the end of the Term of this Employment Agreement or, if the Employee is employed by the Company under paragraph E of this Section 4 above, after the Term of this Employment Agreement has ended), the Employee shall be paid, as a severance payment at the time of such termination, the amount equal to 50% of the annual base salary in effect at the time of termination, in twelve equal monthly installments.

G.               Change of Control Severance. In addition to the rights of the Employee under the Company’s employee benefit plans (paragraphs C of Section 3 above) but in lieu of any severance payment under paragraph F of this Section 4 above, if there is a Change in Control of the Company (as defined below) and the employment of the Employee is concurrently or within 12 months of the Change of Control terminated (a) by the Company without cause, (b) by the expiration of the Term of this Employment Agreement, or (c) by the resignation of the Employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached this Employment Agreement, the Company shall pay the Employee, as a severance payment, at the time of such termination, the amount of Two Hundred Eighty Thousand Dollars ($280,000) together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination and shall provide him with all of this benefits under paragraph C of Section 3 above for the longer of twelve (12) months or the full un-expired Term of this Employment Agreement. The Company shall promptly reimburse the Employee for the amount of any expenses incurred prior to such termination by the Employee as required under paragraph F of Section 3 above. Notwithstanding the foregoing, before the Employee may resign pursuant to Section 4(G)(c) above, the Employee shall deliver to the Company a written notice of the Employee’s intent to terminate his employment pursuant to Section 4(G)(c), and the Company shall have been given a reasonable opportunity to cure any such act, omission or condition within Thirty (30) days after the Company’s receipt of such notice.

H.               For the purpose of this Employment Agreement, a Change in Control of the Company has occurred when: (a) any person (defined for the purposes of this paragraph G to mean any person within the meaning of Section 13 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than Ohr, an employee benefit plan created by its Board of Directors for the benefit of its employees, or a participant in a transaction approved by its Board of Directors for the principal purpose of raising additional capital, either directly or indirectly, acquires beneficial ownership (determined under Rule 13d-3 of the Regulations promulgated by the Securities and Exchange Commission under Section 13(d) of the Exchange Act) of securities issued by Ohr having forty five percent (45%) or more of the voting power of all the voting securities issued by Ohr in the election of Directors at the next meeting of the holders of voting securities to be held for such purpose; (b) a majority of the Directors elected at any meeting of the holders of voting securities of Ohr are persons who were not nominated for such election by the Board of Directors or a duly constituted committee of the Board of Directors having authority in such matters; (c) the stockholders of Ohr approve a merger or consolidation of Ohr with another person other than a merger or consolidation in which the holders of Ohr’s voting securities issued and outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising fifty one percent (51%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of Ohr approve a transfer of substantially all of the assets of Ohr to another person other than a transfer to a transferee, fifty one percent (51%) or more of the voting power of which is owned or controlled by Ohr or by the holders of Ohr’s voting securities issued and outstanding immediately before such transfer in the same relative proportions to each other as existed before such event. The parties hereto agree that for the purpose of determining the time when a Change of Control has occurred that if any transaction results from a definite proposal that was made before the end of the Term of this Employment Agreement but which continued until after the end of the Term of this Employment Agreement and such transaction is consummated after the end of the Term of this Employment Agreement, such transaction shall be deemed to have occurred when the definite proposal was made for the purposes of the first sentence of this paragraph G of this Section 4.Benefit and Stock Plans. In the event that a benefit plan or Stock Plan which covers the Employee has specific provisions concerning termination of employment, or the death or disability of an employee (e.g., life insurance or disability insurance), then such benefit plan or Stock Plan shall control the disposition of the benefits or stock options.

5.                  Proprietary Information Agreement. Employee has executed a Proprietary Information Agreement as a condition of employment with the Company. The Proprietary Information Agreement shall not be limited by this Employment Agreement in any manner, and the Employee shall act in accordance with the provisions of the Proprietary Information Agreement at all times during the Term of this Employment Agreement.

6.                  Non-compete and Non-Solicit.

A.                The Employee acknowledges that during the course of his employment with the Company under this Agreement, the Employee has received and will receive proprietary and confidential information of the Company and he will also receive and have access to detailed client and customer lists and information relating to the operations and business requirements of those clients and customers, and accordingly the Employee is willing to enter into the covenants described in paragraph B below.

B.                 The Employee hereby agrees that during the course of his employment with the Company under this Agreement, and for the longer of (i) 12 months after the date of the termination of Employee’s employment for any reason or (ii) the period he receives severance payments (the “Restricted Period”), the Employee shall not, directly or indirectly:

(i)                 enter into or engage in or assist in any way any business engaged in the development, production or marketing of production services similar to products or services from time to time developed, produced or marketed by the Company or its affiliates (a “Competing Business”), either on his own account, or as a partner or joint venture, or as an employee, agent, consultant, or salesman for any individual or other entity, or as an officer, director, or stockholder of a corporation, or as a lender, or otherwise, (i) physically, within the United States of America and (ii) through the internet;

(ii)               solicit (or cause any business, firm or corporation to solicit) any Competing Business from any entity that was a customer of the Company or any subsidiary or affiliate of the Company during the Term; or

(iii)             influence or attempt to influence customers of the Company or any of its subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity engaged in a Competing Business.

Notwithstanding the foregoing, Employee may own up to 5% of the outstanding capital stock of any corporation or other entity that is publicly traded.

C.                The Employee hereby further agrees that, during the course of his employment with the Company under this Agreement, and the Restricted Period, the Employee shall not, directly or indirectly hire, employ, or enter into business with any person who was employed by the Company or any subsidiary or affiliate of the Company and who was being paid at an annual rate of $40,000 or more as an employee of the Company or any subsidiary or affiliate of the Company during the last six months of Employee’s own employment, in any business, partnership, firm, corporation or other entity then in direct competition with the business of the Company or any affiliate of the Company.

D.               The covenants contained in paragraphs (B) and (C) above are intended to be separate and severable and enforceable as such.

E.                To the extent that any obligation to refrain from competing within a geographic area, for a period of time, or with respect to a particular scope of commerce, is held by a court of competent jurisdiction to be invalid or unenforceable, such obligation shall be deemed modified to the extent necessary to render it enforceable, and the obligations imposed by this Section shall be fully enforced as so modified.

7.                  Arbitration. Any dispute or controversy arising under or in connection with this Employment Agreement shall be settled exclusively by arbitration in New York, NY, in accordance with the non-union employment arbitration rules of the American Arbitration Association (“AAA”) then in effect. If specific non-union employment dispute rules are not in effect, then AAA commercial arbitration rules shall govern the dispute. If the amount claimed exceeds $100,000, the arbitration shall be before a panel of three arbitrators. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. The Company shall indemnify the Employee against and hold him harmless from any attorney’s fees, court costs and other expenses incurred by the Employee in connection with the preparation, commencement, prosecution, defense, or enforcement of any arbitration, award, confirmation or judgment in order to assert or defend any right or obtain any payment under paragraph C of Section 4 above or under this sentence; without regard to the success of the Employee or his attorney in any such arbitration or proceeding.

8.                  Governing Law. The Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

9.                  Validity. The invalidity or unenforceability of any provision or provisions of this Employment Agreement shall not affect the validity or enforceability of any other provision of the Employment Agreement, which shall remain in full force and effect.

10.              Entire Agreement. This Employment Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and preliminary agreements. This Employment Agreement may not be amended except in writing executed by the parties hereto.

11.              Effect on Successors of Interest. This Employment Agreement shall inure to the benefit of and be binding upon heirs, administrators, executors, successors and assigns of each of the parties hereto. Notwithstanding the above, the Employee recognizes and agrees that his obligation under this Employment Agreement may not be assigned without the consent of the Company.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the date first written above.

OHR PHARMACEUTICAL INC.

By:_______________________________________

Name: Orin Hirschman

Title: Director

EMPLOYEE

__________________________________________

Name: